Exhibit 99.1

FOR IMMEDIATE RELEASE

SUNOPTA PROVIDES UPDATE AHEAD OF THE 2026 ICR CONFERENCE

Raises Revenue and Adjusted EBITDA Outlook for Fiscal 2025

Minneapolis, Minnesota - January 12, 2026 - SunOpta Inc. ("SunOpta" or the "Company") (Nasdaq: STKL) (TSX:SOY), the company that delivers customized supply chain solutions and innovation for top brands, retailers and foodservice providers across a broad portfolio of beverages, broths and better-for-you snacks, today announced it is raising its outlook for fiscal 2025 revenue and Adjusted EBITDA.

"We are raising our fiscal 2025 outlook. On our third-quarter earnings call in early November, we outlined short-term incremental costs and near-term initiatives to strengthen our supply chain while managing exceptional volume growth. While we had a challenging October, we delivered results above expectations in November and December, driving fourth-quarter profitability that is significantly better than what we anticipated two months ago," said Brian Kocher, Chief Executive Officer of SunOpta. "This progress certainly reinforces our confidence in the previously provided outlook for 2026. We will provide more details on our 2026 outlook when we release our fourth-quarter and fiscal 2025 results, which we expect will be in early March."

Financial Outlook1

The Company is raising its outlook for fiscal 2025 as follows:

($ millions)	Prior 2025 Outlook	Updated 2025 Outlook
Revenue	$812 - 816	$816 - 818
Adj. EBITDA[1]	$90 - 92	$94 - 95

The updated outlook expects revenue growth of approximately 13% and Adjusted EBITDA growth of 6% to 7% compared to fiscal 2024.

The information presented above is unaudited and reflects preliminary estimates subject to change and the completion of the Company's year-end accounting and financial reporting and audit procedures. The Company's financial closing procedures are not yet complete and, as a result, final results may vary from this outlook due to the completion of the Company's financial closing procedures, final adjustments and other developments that may arise between now and the time the Company issues its consolidated financial statements for fiscal 2025.

The Company is scheduled to participate in a fireside chat presentation on Monday, January 12, 2026, at 9:30 a.m. Eastern Time at the ICR conference. This event will be webcast live and a replay will be available for 30 days on SunOpta's Investor Relations website at https://investor.sunopta.com.

¹The Company has included in this release its fiscal 2025 outlook for Adjusted EBITDA, a non-GAAP financial measure. The Company believes that Adjusted EBITDA is useful to users' understanding of the Company's operating profitability because it excludes from the corresponding financial measures determined in accordance with GAAP certain items, including non-operating expenses, such as interest, loss on sale of receivables, and income taxes, as well as non-cash expenses, such as depreciation, amortization, and stock-based compensation. The determination of the amounts that are excluded from this non-GAAP financial measure is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. We are unable to present a quantitative reconciliation of the fiscal 2025 outlook for Adjusted EBITDA to its most directly comparable forward-looking GAAP financial measure because sufficient information as to all of the necessary components of such GAAP measure is not available to management as of the date of this release, and therefore a reconciliation is not available without unreasonable effort. Historically, management has excluded the following items from Adjusted EBITDA, and such items may also be excluded with respect to fiscal 2025 Adjusted EBITDA and could be significant amounts:

  Expenses related to the acquisition or divestiture of a business, including business development costs, impairment of assets, integration costs, severance, retention costs and transaction costs;
  Charges associated with restructuring and cost saving initiatives, including but not limited to asset impairments, accelerated depreciation, severance costs and lease abandonment charges;
  Asset impairment charges and facility closure costs;
  Legal settlements or awards; and
  The tax effect of the above items.

About SunOpta

SunOpta (Nasdaq: STKL) (TSX: SOY) delivers customized supply chain solutions and innovation for top brands, retailers and foodservice providers across a broad portfolio of beverages, broths and better-for-you snacks. With over 50 years of expertise, SunOpta fuels customers' growth with high-quality, sustainability-forward solutions distributed through retail, club, foodservice and e-commerce channels across North America. For more information, visit www.sunopta.com or follow us on LinkedIn.

Forward-Looking Statements

Certain statements included in this press release may be considered "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995 and applicable Canadian securities legislation, which are based on information available to us on the date of this release. These forward-looking statements include, but are not limited to, our intention to maintain our disciplined financial approach to deliver sustainable gross margin improvement and continue to generate significant free cash flow, our expectation to continue de-levering our balance sheet, achieve net leverage targets and drive increasing returns on invested capital, share repurchases, our expectations to recover tariff impacts through pass-through pricing, and our anticipated Revenue, Adjusted EBITDA, Revenue growth and Adjusted EBITDA growth for fiscal 2025 and our anticipated Revenue and Adjusted EBITDA for fiscal 2026. Generally, forward-looking statements do not relate strictly to historical or current facts and are typically accompanied by words such as "potential", "expect", "believe", "anticipate", "estimates", "can", "will", "target", "should", "would", "plans", "continue", "becoming", "intend", "confident", "may", "project", "intention", "might", "predict", "budget", "forecast", "outlook" or other similar terms and phrases intended to identify these forward-looking statements. Forward-looking statements are based on information available to the Company on the date of this release and are based on estimates and assumptions made by the Company in light of its experience and its perception of historical trends, current conditions and expected future developments including, but not limited to, the Company's actual financial results; uninterrupted operations and service levels to our customers; current customer demand for the Company's products; general economic conditions; continued consumer interest in health and wellness; the Company's ability to maintain product pricing levels; planned facility and operational expansions, closures and divestitures; cost rationalization and product development initiatives; alternative potential uses for the Company's capital resources; portfolio optimization and productivity efforts; the sustainability of the Company's sales pipeline; the Company's expectations regarding commodity pricing, margins and hedging results; procurement and logistics savings; freight lane cost reductions; yield and throughput enhancements; labor cost reductions; and the terms of our insurance policies. Whether actual timing and results will agree with expectations and predictions of the Company is subject to many risks and uncertainties including, but not limited to, potential loss of suppliers and customers as well as the possibility of supply chain, logistics and other disruptions; unexpected issues or delays with the Company's structural improvements and automation investments; failure or inability to implement portfolio changes, process improvements, go-to-market improvements and process sustainability strategies in a timely manner; changes in the level of capital investment; local and global political and economic conditions; consumer spending patterns and changes in market trends; decreases in customer demand; delayed or unsuccessful product development efforts; potential product recalls; working capital management; availability and pricing of raw materials and supplies; potential covenant breaches under the Company's credit facilities; the impact of the imposition of tariffs, including increases in food prices and inflation, and any resulting negative impacts on the macro-economic environment; and other risks described from time to time under "Risk Factors" in the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q (available at www.sec.gov). Consequently, all forward-looking statements made herein are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated by the Company will be realized. The Company undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on its website to reflect future events or circumstances, except as may be required under applicable securities laws.

Contacts:

Investor Relations:

Reed Anderson

ICR

646-277-1260

reed.anderson@icrinc.com

Media Relations:

Claudine Galloway

SunOpta

952-295-9579

press.inquiries@sunopta.com

Source: SunOpta Inc.